Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Ideal Power Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ideal Power Inc. (the “Company”) of our report dated March 25, 2015 with respect to the audited financial statements of the Company for the years ended December 31, 2014 and 2013.

/s/ Gumbiner Savett Inc.

July 10, 2015

Santa Monica, California